As filed with the Securities and Exchange Commission on July 1, 1999.
                                               Registration No. 333-
                                                                     --------


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933



                        LOUIS DREYFUS NATURAL GAS CORP.
               (Name of Registrant as specified in its charter)

          Oklahoma                                  73-1098614
  (State or jurisdiction of                      (I.R.S. Employer
incorporation or organization)                  Identification No.)

                    14000 QUAIL SPRINGS PARKWAY, SUITE 600
                         OKLAHOMA CITY, OKLAHOMA 73134
                                (405) 749-1300
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                     -------------------------------------


               LOUIS DREYFUS NATURAL GAS CORP. STOCK OPTION PLAN
                           (Full title of the plan)

                               JEFFREY A. BONNEY
                    14000 QUAIL SPRINGS PARKWAY, SUITE 600
                         OKLAHOMA CITY, OKLAHOMA 73134
                                (405) 749-1300
         (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:
                           J. Bradford Hammond, Esq.
                  Crowe & Dunlevy, A Professional Corporation
                             500 Kennedy Building
                               321 South Boston
                          Tulsa, Oklahoma 74103-3133
                                (918) 592-9800

                                  CALCULATION OF REGISTRATION FEE
===============================================================================================
                                             PROPOSED           PROPOSED
                                             MAXIMUM            MAXIMUM
TITLE OF SECURITIES      AMOUNT TO        OFFERING PRICE       AGGREGATE           AMOUNT OF
TO BE REGISTERED       BE REGISTERED       PER SHARE (1)    OFFERING PRICE (1)  REGISTRATION FEE
-----------------------------------------------------------------------------------------------
Common Stock, par
value $0.01 per share  1,000,000          $19.31             $19,310,000        $5,369

===============================================================================================

(1)  Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee.  A total of 1,000,000 additional shares have been reserved under the
     Registrant's Stock Option Plan and are being registered hereby.  The proposed maximum aggregate offering price of 148,580 of such shares that are subject to outstanding options has been calculated based on the weighted average exercise price of such outstanding options of $13.44 per share.  The proposed maximum aggregate offering price of the remaining 851,420 of such shares not subject to outstanding options has been calculated based on the average of the high and low sales prices of the Common Stock as reported on the New York Stock
     Exchange for June 28, 1999, which average price was $20.34 per share.



     The contents of the Registrant's Registration Statements on Form S-8 (File Nos. 33-92724 and 333-29907) relating to the Louis Dreyfus Natural Gas Corp. Stock Option Plan (the "Plan") are incorporated herein by reference. On December 14, 1998 the Board of Directors adopted an amendment to the Plan to increase the number of shares of Common Stock issuable pursuant to the Plan by an additional 1,000,000 shares for a total of 3,000,000 shares. This Registration Statement has been filed in accordance with General Instruction E to Form S-8 for the purpose of registering the offer and sale of such 1,000,000 additional shares of Common Stock that may be issued or sold by the Registrant in connection with the Plan.

     For a list of exhibits filed as part of this Registration Statement, see the Exhibit Index hereto.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oklahoma City, State of Oklahoma on June 28, 1999.

                            LOUIS DREYFUS NATURAL GAS CORP.

                            By:/s/ Jeffrey A. Bonney
                               ----------------------------------
                                   Jeffrey A. Bonney
                                   Executive Vice President and Chief
                                   Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                           Position                                        Date
----                           --------                                        ----
Mark E. Monroe          *      President, Chief Executive Officer and          June 28, 1999
-------------------------      Director (principal executive officer)
Mark E. Monroe

Richard E. Bross        *      Executive Vice President and Director           June 28, 1999
-------------------------
Richard E. Bross

/s/ Jeffrey A. Bonney          Executive Vice President and Chief              June 28, 1999
-------------------------      Financial Officer (principal financial and
Jeffrey A. Bonney              accounting officer)

Simon B. Rich, Jr.      *      Chairman of the Board of Directors              June 28, 1999
-------------------------
Simon B. Rich, Jr.

Mark Andrews            *      Vice Chairman of the Board of                   June 28, 1999
-------------------------      Directors
Mark Andrews

E. William Barnett      *      Director                                        June 28, 1999
-------------------------
E. William Barnett

Daniel R. Finn, Jr.     *      Director                                        June 28, 1999
-------------------------
Daniel R. Finn, Jr.

Peter G. Gerry          *      Director                                        June 28, 1999
-------------------------
Peter G. Gerry

Gerard Louis-Dreyfus    *      Director                                        June 28, 1999
-------------------------
Gerard Louis-Dreyfus

John H. Moore           *      Director                                        June 28, 1999
-------------------------
John H. Moore

James R. Paul           *      Director                                        June 28, 1999
-------------------------
James R. Paul

Nancy K. Quinn          *      Director                                        June 28, 1999
-------------------------
Nancy K. Quinn

Ernest F. Steiner       *      Director                                        June 28, 1999
-------------------------
Ernest F. Steiner

*By: /s/ Jeffrey A. Bonney
     ---------------------
     Jeffrey A. Bonney
     Attorney in Fact


                               INDEX TO EXHIBITS
                               -----------------

EXHIBIT
  NO.                             DESCRIPTION
  ---                             -----------

  5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, on legality of securities.

 23.1       Consent of Ernst & Young LLP

 23.2 Consent of Crowe & Dunlevy, A Professional Corporation (included in Exhibit 5.1).

 24.1       Powers of Attorney.